SECTION 906 CERTIFICATIONS


           Each of the undersigned, in the capacity indicated below, certifies that, to the best of his/her knowledge:

           1. The Form N-CSR of the Dean Family of Funds for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           2. The information contained in the Form N-CSR of the Dean Family of Funds for the period ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Dean Family of Funds.

           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Dean Family of Funds and will be retained by the Dean Family of Funds and furnished to the Securities and Exchange Commission or its staff upon request.



Date: December 4, 2003
                                               /S/ STEPHEN M. MILLER
                                               ---------------------
                                    Name:      Stephen M. Miller
                                    Title:     President
                                               Principal Executive Officer


Date: December 4, 2003
                                               /S/ DEBRA E. RINDLER
                                               --------------------
                                    Name:      Debra E. Rindler
                                    Title:     Secretary and Treasurer
                                               Principal Financial Officer


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